Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robert Forrester

Executive Vice President, Chief Financial Officer

CombinatoRx, Incorporated

Phone: 617-425-7100

Fax: 617-425-7010

rforrester@combinatorx.com

CombinatoRx Announces Discovery of Novel Synergistic Combination Leads for Glioblastoma

— Data presented at AACR —

Cambridge, MA – April 3, 2006 – CombinatoRx, Incorporated (NASDAQ: CRXX) today announced the presentation of in vitro data on novel combination drug candidates for glioblastoma multiforme (GBM) at the 97th Annual Meeting of the American Association for Cancer Research in Washington, D.C.  The discovery of these novel synergistic combinations for GBM through the CombinatoRx proprietary combination High Throughput Screening (cHTS™) drug discovery technology represents the successful completion of the collaboration with Accelerate Brain Cancer Cure (ABC2), a non-profit foundation dedicated to accelerating therapies leading to a cure for brain cancer.

The sponsored research leveraged the CombinatoRx cHTS™ drug discovery technology with the goal of discovering novel drug combinations that hit multiple therapeutic targets relevant to the treatment of glioblastoma multiforme, a deadly form of brain cancer.  The cHTS platform allowed CombinatoRx to discover synergistic activities of drug combinations acting on a network of molecular pathways. In a poster entitled “Systematic Discovery of Novel Multi-Target Therapies for Glioblastoma Multiforme” Margaret S. Lee, Ph.D., Executive Director, Therapeutic Area Research, of CombinatoRx, presented data from the cHTS program in a cellular model of GBM provided by Duke University. The study identified multiple synergistic combinations of approved cancer and non-cancer drugs.

“These data, presented by Dr. Lee, further demonstrate the capability of the CombinatoRx cHTS discovery technology to rapidly identify novel synergistic combinations in serious diseases such as GBM,” commented Alexis Borisy, President and CEO of CombinatoRx.  “In addition, we are pleased to have quickly and successfully delivered combinations that met the parameters specified in the agreement with our collaborator, ABC2.  We look forward to the potential development of any product candidates that may result from this work, where CombinatoRx would retain the commercial rights to any drugs arising from this collaboration.”

The following information will be presented at AACR on behalf of CombinatoRx:

•                  Poster 1107, Discovering Multi-Target Modulators of Cancer Networks using High Throughput Combination Screening, Adrian Heilbut, et.al., Sunday, April 2, 2006, 1-5 PM

•                  Poster 1357, Systematic Discovery of Novel Multi-Target Therapies for Glioblastoma Multiforme, Margaret S. Lee, et.al., Sunday, April 2, 2006, 1-5 PM.

•                  Presentation, Forum on Combinations of Targeted Agents, M. James Nichols, Monday, April 3, 2006, 12:30-2:00PM

•                  Poster 3096 In Vitro Characterization of the Human Biotransformation Pathways of CRx-026, a Novel Syncretic Anti-Cancer Drug Candidate, Camille Granvil, et.al., Monday, April 3, 2006, 1PM

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Ph: 617 301 7000   Fax: 617 301 7010   www.combinatorx.com

About CombinatoRx

CombinatoRx, Incorporated is a biopharmaceutical company focused on developing new medicines built from synergistic combinations of approved drugs, designed to attack disease on multiple fronts. CombinatoRx applies its proprietary combination drug discovery technology to identify new combination product candidates in a number of disease areas, including immuno-inflammatory disease, oncology, metabolic disease, neurodegenerative disease, and infectious disease. We are currently developing a portfolio of 6 product candidates targeting multiple diseases which were discovered by applying our proprietary screening technology. For further information, please visit the CombinatoRx website at www.combinatorx.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its plans for its product candidates, its collaboration with ABC2 and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the Company’s drug discovery technology, the Company’s ability to initiate and successfully complete clinical trials of its product candidates, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company’s ability to obtain additional funding for its research and development and those other risks that can be found in the “Risk Factors” section of CombinatoRx’s Annual Report Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. No forward-looking statement can be guaranteed and actual results may differ materially from those CombinatoRx projects.

In addition, the forward-looking statements included in this press release represent CombinatoRx’s views as of the date of this release. CombinatoRx anticipates that subsequent events and developments will cause its views to change. However, while CombinatoRx may elect to update these forward-looking statements at some point in the future, CombinatoRx specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing CombinatoRx’s views as of any date subsequent to the date of this release.

(c) 2006 CombinatoRx, Incorporated. All rights reserved.